Exhibit 5.1

Tel +1.713.758.2222 Fax +1.713.758.2346

March 23, 2018

Crestwood Equity Partners LP

811 Main Street, Suite 3400

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel for Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on March 23, 2018 with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling unitholders named in the Registration Statement (the “Selling Unitholders”) from time to time of up to 71,257,445 preferred units representing limited partner interests in the Partnership that the Partnership has issued to the Selling Unitholders (the “Preferred Units”). The Preferred Units held by the Selling Unitholders were obtained in connection with a private placement of Preferred Units.

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined the Registration Statement, the Prospectus, the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, the Certificate of Limited Partnership of the Partnership, as amended, filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the managing general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(1)    the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; and

(2)    all Preferred Units will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus;

Based upon and subject to the foregoing, we are of the opinion that, the Preferred Units are validly issued, fully paid and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

Crestwood Equity Partners LP March 23, 2018 Page 2

The opinions expressed herein are qualified in the following respects:

(1)    We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(2)    This opinion is limited in all respects to federal laws, the laws of the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, each as interpreted by the courts of the State of Delaware and of the United States.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under the Securities Act.

Very truly yours,

/s/ Vinson & Elkins L.L.P.